UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 26, 2006
WESTERN IOWA ENERGY, LLC
(Exact name of small business issuer as specified in its charter)

Iowa (State or other jurisdiction of incorporation or organization)	000-51965 (Commission File Number)	41-2143913 (I.R.S. Employer Identification No.)
1220 S. Center Street
P.O. Box 399
Wall Lake, Iowa 51466
(Address of principal executive offices)
(712) 664-2173
(Issuer’s telephone number)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
Appointment of Chairman (President)
     On September 21, 2006, the board of directors of Western Iowa Energy, LLC appointed Bill Horan, age 59, to the position of Chairman (President). Bill has been a partner in Horan Brothers since 1973 and is a fourth-generation farmer in Calhoun County, Iowa. In addition, Mr. Horan is a principal in the biodiesel consulting firm, The Biodiesel Group, LLC
Appointment of Vice Chairman
     On September 21, 2006, the board of directors of Western Iowa Energy, LLC appointed John Geake, age 46, to the position of Vice Chairman. John previously held the position of Chairman with Western Iowa Energy. John is a fourth generation farmer operating farms in southern Sac County. He also operates an independent farrow to finish swine operation south of Wall Lake.
Appointment of Secretary
     On September 21, 2006, the board of directors of Western Iowa Energy, LLC appointed Kevin Ross, age 26, to the position of Secretary. Kevin has been a farmer/rancher in Minden, Iowa for over six years. He also operates a bull semen and liquid nitrogen distribution business.
Appointment of Treasurer
     On September 21, 2006, the board of directors of Western Iowa Energy, LLC appointed Denny Mauser, age 58, to the position of Treasurer. Denny has been a farmer in the Sac County, Iowa area for more than 35 years. He is also a principal in the biodiesel consulting firm, The Biodiesel Group, LLC.
     Mr. Mauser replaces Warren Bush who served as Western Iowa Energy’s interim Treasuer until a permanent treasuer could be found.
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTERN IOWA ENERGY, LLC
9/27/06	/s/ William J. Horan
Date	William J. Horan, Chairman